UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2020 (February 12, 2020)

MIRAGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 643-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Stock Options

On February 12, 2020, the board of directors (the “Board”) of Miragen Therapeutics, Inc. (“Miragen,” the “Company,” “we,” “our” or “us”) approved the grant of stock options (the “Options”) to our principal executive officer, principal financial officer and our Chief Medical Officer (the “Executive Officers”). The Options were granted under and in accordance with the terms and conditions of our 2016 Equity Incentive Plan (the “Plan”) and the Form of Stock Option Grant Notice and Option Agreement for the Plan (the “Related Agreements”) filed with the SEC as Exhibits 10.37 and 10.38 to our Registration Statement on Form S-4 (File No. 333-214893), as filed with the SEC on December 2, 2016, as amended.

Pursuant to the terms of the grants, the Plan and the Related Agreements, the Options will vest as follows: (i) 50% of the shares of common stock subject to each of the Options shall vest in 48 equal monthly installments beginning on March 12, 2020, (ii) 25% of the shares of common stock subject to each of the Options shall vest on completion of a specified milestone related to cobomarsen development and (iii) 25% of the shares of common stock subject to each of the Options shall vest on completion of a specified milestone related to MRG-229 development, provided that, with respect to each of the Options, at the relevant vesting dates the Executive Officer’s continuous service to Miragen has not been terminated as defined in and as determined under the Plan. The shares underlying each of the Options are subject to accelerated vesting upon the occurrence of specified events, including a change of control of Miragen, and the Executive Officer’s termination. The Options expire ten years after the date of grant.

The exercise price for each Option is $0.795 per share, which equals the closing price for Miragen’s common stock on The NASDAQ Capital Market on the date of grant.

The following table sets forth the Options granted to each Executive Officer:

Executive Officer and Principal Position	No. of Shares subject to Option
William S. Marshall, Ph.D.	464,000
President and Chief Executive Officer
Jason A. Leverone	185,000
Chief Financial Officer, Secretary and Treasurer
Diana Escolar, M.D.	270,000
Chief Medical Officer

The foregoing summary of the Plan and Related Agreements is qualified in its entirety by reference to the full text of the Plan and the Related Agreements that we have filed with the SEC.

2020 Base Salary and Bonus Targets

On February 12, 2020, the Board approved the 2020 base salaries and target bonus awards for the Executive Officers. The 2020 bonus awards for the Executive Officers will be based on the achievement of corporate and individual performance goals as approved by the Board and discussed in more detail below. The 2020 base salaries and target bonus awards for the Executive Officers are as follows:

Executive Officer and Principal Position	2020 Base Salary	Bonus Target(1)
William S. Marshall, Ph.D.	$536,600	50%
President and Chief Executive Officer
Jason A. Leverone	$365,700	40%
Chief Financial Officer, Secretary and Treasurer
Diana Escolar, M.D.	$415,000	40%
Chief Medical Officer

(1)	Bonus Targets listed as percentage of 2020 Base Salary

To receive any portion of his cash bonus award, each Executive Officer must be employed by us on the date any such bonuses are payable. The amounts payable to each Executive Officer are subject to review and adjustment in the sole discretion of the Board or the Compensation Committee and will be weighted for each officer based on the Board’s or Compensation Committee’s determination of the achievement of each’s individual and the corporate performance goals.

2020 Corporate Performance Goals

On February 12, 2020, the Board approved corporate performance goals for the fiscal year ending December 31, 2020. The corporate performance goals, which may be updated at the Board’s discretion during 2020, include:

•	goals related to executing our development plan for Cobomarsen, our clinical product candidate for the treatment of certain cancers;

•	goals related to executing our development plan for MRG-229, our product candidate for the treatment of fibrosis; and

•	finance and business development goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Dated: February 19, 2020	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer